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                                                              Exhibit 99.B(d)(1)

                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                             THE VICTORY PORTFOLIOS
                                       AND
                         VICTORY CAPITAL MANAGEMENT INC.
              (FORMERLY KEY ASSET MANAGEMENT INC.) (THE "ADVISER")
                               DATED MARCH 1, 1997

                                                                                   MUST BE
       NAME OF FUND                        FEE*               LAST APPROVED      APPROVED BY
       ------------                        ----               -------------      -----------
1.   Balanced Fund           0.60% on the first $400          December 14,    December 31, 2006
                             million, 0.55% on the next       2005
                             $400 million and 0.50% on
                             assets in excess of $800
                             million

2.   Convertible Fund        0.75% on the first $400          December 14,    December 31, 2006
                             million, 0.65% on the next       2005
                             $400 million and 0.60% on
                             assets in excess of $800
                             million

3.   Core Bond Fund          0.50% on the first $400          December 14,    December 31, 2006
     (formerly,              million, 0.45% on the next       2005
     Intermediate Income     $400 million and 0.40% on
     Fund)                   assets in excess of $800
                             million

4.   Diversified Stock Fund  0.65% on the first $800          December 14,    December 31, 2006
                             million, 0.60% on the next       2005
                             $1.6 billion and 0.55% on
                             assets in excess of $2.4
                             billion

5.   Federal Money Market    0.25% on the first $1.5          December 14,    December 31, 2006
     Fund                    billion, 0.20% on the next       2005
                             $1.5 billion and 0.15% on
                             assets in excess of $3 billion

6.   Financial Reserves      0.50%                            December 14,    December 31, 2006
     Fund                                                     2005

----------

* Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

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
                                                                                   MUST BE
       NAME OF FUND                        FEE*               LAST APPROVED      APPROVED BY
       ------------                        ----               -------------      -----------
7.   Fund for Income         0.50% on the first $400          December 14,    December 31, 2006
                             million, 0.45% on the next       2005
                             $400 million and 0.40% on
                             assets in excess of $800
                             million

8.   Institutional Money     0.20% on the first $1.5          December 14,    December 31, 2006
     Market Fund             billion, 0.17% on the next       2005
                             $1.5 billion and 0.15% on
                             assets in excess of $3 billion

9.   National Municipal      0.55% on the first $400          December 14,    December 31, 2006
     Bond Fund               million, 0.50% on the next       2005
                             $400 million and 0.45% on
                             assets in excess of $800
                             million

10.  Ohio Municipal Bond     0.55% on the first $400          December 14,    December 31, 2006
     Fund                    million, 0.50% on the next       2005
                             $400 million and 0.45% on
                             assets in excess of $800
                             million

11.  Ohio Municipal Money    0.45% on the first $600          December 14,    December 31, 2006
     Market Fund             million, 0.35% on the next       2005
                             $600 million and 0.25% on
                             assets in excess of $1.2
                             billion

12.  Prime Obligations Fund  0.35% on the first $1.5          December 14,    December 31, 2006
                             billion, 0.30% on the next       2005
                             $500 million, 0.25% on the
                             next $500 million and 0.20% on
                             assets in excess of $2.5
                             billion

13.  Small Company           0.65% on the first $100          December 14,    December 31, 2006
     Opportunity Fund        million, 0.55% on the next       2005
                             $100 million, and 0.45% on
                             assets in excess of $200
                             million

14.  Special Value Fund      0.75% on the first $400          December 14,    December 31, 2006
                             million, 0.65% on the next       2005
                             $400 million, and 0.60% on
                             assets in excess of $800
                             million

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
                                                                                   MUST BE
       NAME OF FUND                        FEE*               LAST APPROVED      APPROVED BY
       ------------                        ----               -------------      -----------
15.  Stock Index Fund        0.25% on the first $400          December 14,    December 31, 2006
                             million, 0.20% on the next       2005
                             $400 million, and 0.15% on
                             assets in excess of $800
                             million

16.  Tax-Free Money Market   0.35% on the first $600          December 14,    December 31, 2006
     Fund                    million, 0.30% on the next       2005
                             $600 million and 0.25% on
                             assets in excess of $1.2
                             billion

17.  Value Fund              0.75% on the first $400          December 14,    December 31, 2006
                             million, 0.65% on the next       2005
                             $400 million, and 0.60% on
                             assets in excess of $800
                             million

Current as of December 14, 2005